Note, Disclosure, and Security Agreement

Lender
FIRST STATE BANK & TRUST CO.
P.O. BOX 579
CARTHAGE, TX 75633

Borrower
MG CLEANERS LLC
PO BOX 196
CARTHAGE, TX 75633-0196

☐ Refer to the attached addendum for additional Borrowers and their signatures.

CIF# M0333280
Loan Number 8728890
Loan Date 02-02-2017
Maturity Date 08-20-2020
Loan Amount 53,635.46
Renewal of 8723041, 8722109
SS# 203-17-5973 SCS/CC

Truth-in-Lending Disclosures

Annual Percentage Rate	Finance Charge	Amount Financed	Total of Payments
The cost of my credit as a yearly rate. 6.011%	The dollar amount the credit will cost me. $6,149.66	The amount of credit provided to me or on my behalf. $53,610.46	The amount I will have paid when I have made all scheduled payments. $59,760.12

My Payment Schedule Will Be:

Payments	Amount of Payments	When Payments Are Due
42	$ 1,422.86	MONTHLY BEGINNING 03-20-2017
	$	
	$	
	$	

"e" means an estimate.

Prepayment. If I pay off this note early, I will not have to pay a penalty.
☒ If I pay off this note early, I will not be entitled to a refund of part of the additional finance charge.
☒ **Late Charge.** If a payment is late (more than 10 days after due) I will be charged 5.000% OF THE LATE AMOUNT OF PRINCIPAL AND INTEREST

Security. I am giving a security interest in:
☐ the goods or property being purchased.
☒ collateral securing other loans with you may also secure this loan.
☒ (brief description of other property) VEHICLES, FORKLIFT

Filing Fees. $________

Non-filing Insurance. $________

☐ **Required Deposit.** The annual percentage rate does not take into account my required deposit.
☒ **Assumption.** Someone buying the property securing this obligation cannot assume the remainder of the obligation on the original terms.
Contract Documents. I can see my contract documents for any additional information about nonpayment, default, any required repayment before the scheduled date, and prepayment refunds and penalties.

Promissory Note

Promise to Pay. For value received, I promise to pay to you, or your order, at your address above, the principal sum of $53,635.46, plus interest from 02-02-2017 at the rate of 6.000% per year until 08-20-2020.
Interest accrues on a ACTUAL/365 basis. I agree to pay late charges in accordance with the provisions shown in the Truth-in-Lending Disclosures. The purpose of this loan is REFINANCE.

Payment. I will pay this note as follows:

42 MONTHLY PAYMENTS OF $1,422.86 BEGINNING 03-20-2017. THE ACTUAL AMOUNT OF MY FINAL PAYMENT WILL DEPEND ON MY PAYMENT RECORD.

Post-Maturity Interest. Interest will accrue after maturity on the unpaid balance of this note on the same basis as interest accrues before maturity, unless a specific post-maturity interest rate is agreed to in the next sentence.
☒ Interest will accrue at the rate of 18.000% per year on the balance of this note not paid at maturity, including maturity by acceleration.

☒ **Additional Finance Charge.** I also agree to pay a nonrefundable fee of $25.00, and it will be ☐ paid in cash. ☐ paid pro rata over the loan term. ☒ withheld from the proceeds (If this fee is withheld from the proceeds, the amount is included in the principal sum.)

☐ **Returned Payment Fee.** I agree to pay a service charge of $______ for each payment (check or automatic payment) returned unpaid.

☐ **Other Terms.**

Itemization of Amount Financed

Amount given to me directly	$
Amount paid on my (loan) account	$ 53,610.46
TO LENDER	$ 25.00
Amount paid to others on my behalf (You may retain or receive a portion of these amounts.)	
To insurance companies	$
To public officials	$
	$
	$
(less) Prepaid Finance Charge(s)	$ 25.00
Amount Financed	$ 53,610.46

Security Agreement

Security. To secure the obligations of this Loan Agreement, I give you a security interest in the Property described below:
2015 RAM 3500 TRUCK S/N 3C7WRTCJ6FG513069
2015 RAM DODGE S/N 3C7WRTCJ4FG622565
2010 FORD PICKUP S/N 1FTEW1C89AFA13419
SUPP CATAPILLAR MUSTANG FORKLIFT
GTY: STEPHEN L. CHRISTIAN CIF# C030683

☒ **All Debts.** The Property will also serve as collateral for all present and future debts.

☐ **Other Security.** This Loan Agreement is secured by

Additional Terms of the Promissory Note

Definitions. As used in this Loan Agreement, ☒ indicates terms that apply to this Loan Agreement. *Loan Agreement* refers to this Promissory Note, Security Agreement, and Truth in Lending Disclosures, and any extensions, renewals, modifications, and substitutions of this Loan Agreement. *Loan* refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction, such as applications, security agreements, disclosures, or notes, and this Loan Agreement. *Security Agreement* refers to the security agreement contained within this Loan Agreement. *Secured Debts* refers to all sums advanced to you under the terms of the Loan Agreement, and all present and future debts (if the All Debts subsection of the Security Agreement has been checked). The pronouns *I, me* and *my* refer to each Borrower signing this Loan Agreement, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Loan Agreement. *You* and *your* refer to the Lender and its successors and assigns.

Payments. Unless otherwise provided in the Other Terms section, each payment I make on this Loan Agreement will be applied first to any charges I owe other than principal and interest, then to interest that is due, and finally to principal that is due. No late charge will be assessed on any payment when the only delinquency is due to late fees assessed on earlier payments and the payment is otherwise a full payment. The actual amount of my final payment will depend on my payment record.

Interest. Interest will accrue on the unpaid principal balance until paid in full. For interest calculation, the accrual method will determine the number of days in a year. The interest rate and other charges on this Loan Agreement will never exceed the highest rate or charge allowed by law for this loan. If the amount collected is found to exceed the highest rate or charge allowed, you will refund an amount necessary to comply with the law.

Post-Maturity Interest. Interest will accrue on the principal balance remaining unpaid after final maturity at the rate specified in this Loan Agreement. For purposes of this section, final maturity occurs on any of the following dates.

- On the date of the last scheduled payment of principal.
- On the date you accelerate the due date of this Loan Agreement (demand immediate payment).

Prepayment. I may prepay this Loan Agreement in whole or in part at any time without penalty. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

Commissions. I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

Warranties and Representations. I have the power and authority to enter into this Loan Agreement. The execution and delivery of this Loan Agreement will not violate any agreement governing me or my property, or to which I am a party.

I own all of the Property, unless otherwise agreed and disclosed to you in writing. Your claim to the Property is ahead of the claims of any other creditor, except as disclosed in writing to you prior to any advance on the Secured Debts. The Property has not been and will not be used for any purpose that would violate any laws or subject the Property to forfeiture or seizure.

Default. Subject to any limitations in the Real Estate or Residence Security section, I will be in default if any of the following occur.

- I fail to make a payment when due.
- I die or am declared legally incompetent.
- I fail to perform any condition or keep any promise of this or any agreement I have made with you.

Remedies. Subject to any limitations in the Real Estate or Residence Security section, after I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

- Make all or any part of the amount owing by the terms of this Loan Agreement due.
- Use any and all remedies you have under state or federal law, or in any instrument securing this Loan Agreement.
- Make a claim for any and all insurance benefits or refunds that may be available on my default.
- Set off any amount due and payable under the terms of this Loan Agreement against my right to receive money from you, unless prohibited by law.
- Make amounts advanced on my behalf due and add those amounts to the balance owing under the terms of this Loan Agreement.
- Require me to gather the Property and make it available to you in a reasonable fashion (unless prohibited by law); keep or dispose of the Property as provided by law; apply the proceeds to your expenses of collection and enforcement and then to the Secured Debts; and, unless prohibited by law, and following any required notice of deficiency, hold me liable for any deficiency if what you receive from the sale does not satisfy the Secured Debts.

By choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

Real Estate or Residence Security. If this Loan Agreement is secured by a secondary mortgage on real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by this Loan Agreement.

Waivers. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate, and notice of dishonor. You may renew or extend payments on this Loan Agreement, regardless of the number of such renewals or extensions. You may release any Borrower, endorser, guarantor, surety, accommodation maker, or any other cosigner. You may release, substitute, or impair any Property securing this Loan Agreement.

Collection Expenses and Attorneys' Fees. On or after Default, to the extent permitted by law, I agree to pay all reasonable expenses of collection, enforcement, or protection of your rights and remedies under this Loan Agreement. Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the rate provided in the terms of this Loan Agreement. All fees and expenses will be secured by the Property I have granted you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

General Provisions. This Loan Agreement is governed by the laws of Texas, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located. If two or more Borrowers sign this Loan Agreement, we are liable to repay jointly and severally. This Loan Agreement is the complete and final expression of our agreement. No modification of this Loan Agreement is effective unless made in writing and signed by me and you. The duties and benefits of this Loan Agreement will bind and benefit the successors and assigns of me and you. If any provision of this Loan Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will be enforceable.

Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to my last known address. Notice to one party will be deemed to be notice to all parties. Where a notice is required, I agree that 10 days prior written notice will be reasonable notice to me under the Uniform Commercial Code or other applicable state law.

I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. My name and address are my exact legal name and my principal residence. I will provide you with at least 30 days notice prior to changing my name or principal residence.

I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property.

Additional Terms of the Security Agreement

Generally. *Property* means any collateral described in this Loan Agreement in which I have an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property. Property includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property.

If the All Debts subsection is checked, the Property also secures all present and future debts, even if this Loan Agreement is not referenced in the debt instrument, the future debts are also secured by other collateral, or if the future debt is unrelated to or of a different type than this debt. Nothing in this Loan Agreement is a commitment to make future loans or advances. This Loan Agreement will not secure any debt for which you fail to give any required notice of the right of rescission (i.e., right to cancel), or any debt for which a non-possessory, non-purchase money security interest is created in *household goods* in connection with a *consumer loan*, as those terms are defined by federal law governing unfair and deceptive credit practices.

Purchase Money Security Interest. If this is a purchase money loan (the loan proceeds are used to purchase the collateral), I authorize you, at your option, to disburse the loan proceeds directly to the seller of the Property. The portion of the Property purchased with loan proceeds will remain subject to your purchase money security interest until the Secured Debts are paid in full. Payments on any non-purchase money loan also secured by this Security Agreement will not be applied to the purchase money loan. Payments on the purchase money loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the purchase money Property was acquired. If the purchase money Property was acquired at the same time, then payments will be applied in the order you select. No security interest will be terminated by application of this formula.

Assumptions. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Loan Agreement to be immediately due and payable upon the creation of, or contract for the creation of, a transfer or sale of the Property.

Perfection of Security Interest. I authorize you to file a financing statement covering the Property. I agree to comply with, facilitate, and otherwise assist you in connection with perfecting your security interest under the Uniform Commercial Code. I agree to pay all actual costs of terminating your security interest.

Duties Toward Property. I will protect the Property and your interest against any competing claim. Except as otherwise provided in this Loan Agreement, I will keep the Property in my possession at the address indicated in this Loan Agreement. I will keep the Property in good repair and use it only for personal, family, or household purposes. I will immediately inform you of any loss or damage to the Property. You have the right of reasonable access to inspect the Property.

I will keep books, records, and accounts about the Property and my assets in general, to which I will allow you reasonable access. I will pay all taxes and assessments levied or assessed against me or the Property. I will not sell, lease, license, or otherwise transfer or encumber the Property without your prior written consent. You do not authorize any sale or other disposition of the Property. Any sale or disposition you do not authorize will violate your rights.

If I pledge the Property to you (deliver the Property into your, or your designated third party's possession or control), I will, upon receipt, deliver any proceeds and products of the Property to you. I will provide you with any notices, documents, financial statements, reports, and other information relating to the Property I receive as the owner of the Property.

Authority to Perform. I authorize you to do anything, except appear in a judicial proceeding, you deem reasonably necessary to protect the Property and your security interest in the Property. If I fail to perform any of my duties under this Loan Agreement, you are authorized, after providing me with any required notice and opportunity to perform, to perform the duties or cause them to be performed and add the costs of performance to the Secured Debts. These authorizations include, but are not limited to, permission to pay for the repair, maintenance, and preservation of the Property and taking any action to obtain or preserve the benefits and rights of the Property. Your authority to perform for me will not create an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Security Agreement. If you come into actual or constructive possession of the Property, you will preserve and protect the Property to the extent required by law. Your duty of care with respect to the Property will be satisfied if you exercise reasonable care in the safekeeping of the Property or in the selection of a third party in possession of the Property.

Third Party Agreement

For the purposes of the provisions within this enclosure, *I, me* or *my* means the person signing below and *you* means the Lender identified in this Loan Agreement.

I agree to give you a security interest in the Property that is described in the Security Agreement section. I agree to the terms of this Loan Agreement, but I am in no way personally liable for payment of the debt. This means that if the Borrower defaults, my interest in the secured Property may be used to satisfy the Borrower's debt. I agree that you may, without releasing me or the Property from this Third Party Agreement and without notice or demand upon me, extend new credit to any Borrower, renew or change this Loan Agreement one or more times and for any term, or fail to perfect your security interest in, impair, or release any security (including guaranties) for the obligations of any Borrower.

I have received a completed copy of this Loan Agreement.

X______________________________

Attach FTC "Preservation of Consumer Claims and Defenses" Notice if Applicable.

Insurance

Credit Insurance. Credit life, credit accident and sickness (disability), and any other insurance coverage quoted below, are not required to obtain credit and you will not provide them unless I sign and agree to pay the additional premium. If I want such insurance, you will obtain it for me (if I qualify for coverage). You are quoting below ONLY the coverages I have chosen to purchase.

Credit Life

☐ Single ☐ Joint ☒ None — Premium $________ Term ________

Credit Disability

☐ Single ☐ Joint ☒ None — Premium $________ Term ________

________________ Premium $________

☐ Single ☐ Joint ☐ None — Term ________

Signature. My signature below means I want (only) the insurance coverage(s) quoted above. If "None" is checked, I have declined the coverage you offered.

X [signature] ______________________ DOB________

X______________________________ DOB________

X______________________________ DOB________

PROPERTY INSURANCE. ☒ **IS REQUIRED.** ☐ **IS NOT REQUIRED.**

I will pay $________________ for ________________ of coverage

☐ **The premium quoted above is not fixed or approved by the State Board of Insurance.**

If required, I agree to buy insurance on the Property in the amount you specify, subject to applicable law. **I shall have the option of furnishing any required insurance either through existing policies of insurance owned or controlled by me or procuring and furnishing the equivalent coverage through any insurance company authorized to do business in Texas or an eligible surplus line insurer to the extent permitted by law.** I will name you as loss payee under the policy. I may be required to deliver to you a copy of the collateral protection insurance policy and proof of payment of premiums.

If I fail to meet any of these requirements, you may obtain collateral protection insurance on my behalf. You are not required to purchase any type or amount of insurance. To the extent permitted by law, you may obtain insurance that will cover either the actual amount of unpaid indebtedness or the replacement cost of improvements, subject to policy limits. If you purchase insurance for the Property, I will be responsible for the cost of that insurance, including interest and any other charges incurred by you in connection with the placement of collateral protection insurance to the extent permitted by law. I understand that insurance you obtain may cost significantly greater than the cost of insurance I could have obtained. Amounts that I owe are due and payable upon demand or on such other terms as you require to the extent permitted by law.

Federal Sale of Insurance Disclosure

Product refers to any insurance product or annuity I purchase from you. With regard to any Product I purchase from you, the following apply.

- The Product is not a deposit account or other obligation of any depository institution or any affiliate of any depository institution.
- The Product is not guaranteed or insured by any depository institution or any affiliate of any depository institution.
- The Product is not insured by the Federal Deposit Insurance Corporation (FDIC).
- The Product, except in the case of Federal Flood Insurance or Federal Crop Insurance, is not insured by any federal government agency.
- ☐ If this box is checked, there is investment risk associated with the Product, including the possible loss of value.

By signing, I acknowledge that I have received a copy of this disclosure on today's date. Unless these disclosures are provided electronically or I have purchased the Product by mail, I also acknowledge that you have provided these disclosures to me orally.

X______________________________ Date________

X______________________________ Date________

X______________________________ Date________

Notice to Cosigner

You (the cosigner) are being asked to guaranty this debt. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.

You may have to pay up to the full amount of the debt if the borrower does not pay. You also may have to pay late fees or collection costs, which increase this amount.

The creditor can collect this debt from you without first trying to collect from the borrower. The creditor can use the same collection methods against you that can be used against the borrower, such as suing you, etc. If this debt is ever in default, that fact may become part of *your* credit record.

This notice is not the contract that makes you liable for the debt.

Signatures

By signing, I agree to the terms contained in this Loan Agreement. I also acknowledge receipt of a copy of this Loan Agreement on today's date.

Cosigners. See Notice to Cosigner above before signing.

X [signature] ______________________
MG CLEANERS LLC

X______________________________

X______________________________

(Optional)

Signed ______________________ For Lender

Title LOAN OFFICER